Exhibit 99.1

Covetrus Previews Preliminary Financial Results for the First Quarter of 2020, Provides Business and Operational Update Regarding COVID-19 Pandemic

•	Operationally, all of the company's distribution centers and pharmacies currently remain open, as veterinary medicine has been deemed an essential service in most geographies around the globe

•	Preliminary first quarter net sales of approximately $1.07 billion, an increase of 13% year-over-year; preliminary year-over-year non-GAAP pro forma organic net sales growth of 10%

•
Preliminary first quarter loss before taxes and equity in earnings of affiliates in the range of $35 million to $36 million; preliminary first quarter non-GAAP adjusted EBITDA in the range of $47 million to $48 million

•	Withdraws full-year 2020 financial guidance amidst uncertainty tied to COVID-19

PORTLAND, Maine (April 22, 2020) — Covetrus (NASDAQ: CVET), a global leader in animal-health technology and services, today released select preliminary first quarter ended March 31, 2020 financial results and provided an update on its operations, the Company’s financial position and actions that the Company is taking in response to the COVID-19 pandemic.

"Our entire team has rallied together to help animal-health practitioners across the globe continue to operate and deliver excellent patient care in these unprecedented times of COVID-19. I am extremely proud of the team’s hard work in the face of this challenge, and our solid preliminary first quarter results, even when excluding stocking benefits that occurred in March, reflect our renewed focus on the core drivers of our business and the strength of our customer relationships," said Ben Wolin, Covetrus president and chief executive officer. "While COVID-19 will create short-term challenges for Covetrus and our community, we are confident in the pillars of our strategic plan, the animal-health market and the vital role we serve in helping our customers all around the globe continue to grow over the long-term.”

Preliminary Financial Data

The preliminary financial information included in this release is subject to completion of the Company’s quarter-end close procedures and further financial review. Actual results may differ from these estimates as a result of the completion of the Company's quarter-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change and constitute forward-looking information and, as a result, are subject to risks and uncertainties. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with United States generally accepted accounting principles (GAAP), and they should not be viewed as indicative of our results for any future period.

Preliminary First Quarter of 2020 Financial Results and Operational Update

Covetrus anticipates preliminary net sales for the first quarter of 2020 of approximately $1.07 billion, an increase of approximately 13% compared to $941 million in the prior year period. Adjusting for the

Exhibit 99.1

timing of the Vets First Choice acquisition in the prior year period and the impact of foreign exchange fluctuations and M&A activity, preliminary year-over-year non-GAAP pro forma organic net sales growth is expected to be 10% in the first quarter of 2020.

January and February net sales reflected the positive momentum the business had entering 2020 and March net sales benefited from accelerating prescription management growth and certain stocking activity in several geographies in connection with the COVID-19 pandemic, which helped offset a portion of the net sales impact from reduced purchases over the last two weeks of March as many of the Company’s customers began to experience declining client visits tied to certain global measures to slow the spread of COVID-19. Management believes first quarter non-GAAP pro forma organic net sales benefited by approximately 4% from customer stocking activity in connection with COVID-19 that happened in many of the Company's international markets during March. While there were certain changes in the timing of customer purchasing behavior in connection with COVID-19 by some of the Company's customers in North America, the decline in net sales during the last two weeks of March fully offset this earlier activity.

By segment, preliminary year-over-year net sales growth and preliminary year-over-year non-GAAP pro forma organic net sales growth is expected to be as follows:

•
North America: year-over-year net sales growth of approximately 11% and year-over-year non-GAAP pro forma organic net sales growth of approximately 6%. This year-over-year non-GAAP pro forma organic net sales growth includes 1% supply chain net sales growth or 4% when further normalized for the impact from the previously announced customer loss in early 2019. Prescription management year-over-year non-GAAP pro forma organic net sales growth is expected to be 47% for the first quarter of 2020 as compared to 37% year-over-year growth as reported for the fourth quarter of 2019 and 33% year-over-year growth as reported for full year 2019.

•
Europe: year-over-year net sales growth of approximately 17% and year-over-year non-GAAP pro forma organic net sales growth of approximately 13%, of which management believes approximately 7% is due to customer stocking in connection with COVID-19.

•
APAC & Emerging Markets: year-over-year net sales growth of approximately 10% and year-over-year non-GAAP pro forma organic net sales growth of approximately 20%, of which management believes approximately 8% is due to customer stocking in connection with COVID-19.

Preliminary loss before taxes and equity in earnings of affiliates for the first quarter of 2020 is expected to be in the range of $35 million to $36 million as compared to loss before taxes and equity in earnings of affiliates of $18 million in the prior year period. Preliminary non-GAAP adjusted EBITDA for the first quarter of 2020 is expected to be in the range of $47 million to $48 million as compared to $50 million in the prior year period on a non-GAAP pro forma basis. Higher net sales, including the aforementioned benefit from certain customer stocking activities, relatively stable gross margins and good operating expense leverage drove the positive variance of approximately $10 million relative to management’s first quarter expectations outlined on the Company's fourth quarter of 2019 earnings conference call. Management estimates that the stocking in March in many of the Company's international markets added approximately $3 million to $4 million to non-GAAP adjusted EBITDA in the first quarter of 2020.

Operationally, all of the Company's distribution centers and pharmacies currently remain open as veterinary medicine has been deemed an essential service in most geographies around the globe. Additionally, the Company’s supply chain operations continue to work with manufacturers and suppliers across the globe to provide access to critical supplies and quality products, with only personal protective

Exhibit 99.1

equipment (PPE) facing significant supply constraints. However, as net sales have weakened over the last four weeks as a result of the impact of COVID-19 on many of the Company's customers, management has taken certain measures to help better align the Company's cost structure near-term, including executive, board and other senior-level employee compensation reductions, employee furloughs in certain European countries, certain shift eliminations, a hiring freeze and discretionary spending deferrals.

Guidance Update

In light of the uncertain demand outlook caused by COVID-19, Covetrus is withdrawing its previously issued 2020 financial guidance. Among other things, the potential impact of the pandemic on Covetrus' results include: (1) the likelihood of a negative impact on supply chain net sales, particularly in companion animal-related sales as wellness-related veterinary practice visits decline as a result of COVID-19; net sales into the companion animal market represent approximately 75% of the Company's supply chain net sales; (2) the likelihood of a negative impact on certain software-related sales as customers may defer certain purchasing decisions; sales of software solutions represented approximately 2.5% of the Company's net sales in 2019; and (3) the likelihood of a positive impact on prescription management net sales as demand for home delivery services accelerates alongside social distancing measures; prescription management represented approximately 7% of pro forma net sales in 2019.

Covetrus plans to provide an additional business update, including the latest COVID-19-related developments, and more details on its first quarter results on its earnings call scheduled for next month.

Financial Position and Liquidity Update

Covetrus ended the first quarter of 2020 with $204 million in cash and cash equivalents, $1.185 billion in term loan debt, and $190 million drawn on the company’s $300 million credit facility. In light of market conditions, timing of certain year-end payables and other seasonal working capital dynamics, the Company drew down on its revolver during the first quarter of 2020 to manage its cash position and to maintain additional liquidity in today’s uncertain market environment. When financial results are finalized, the Company expects to be in full compliance with its credit agreement as of March 31, 2020.

Subsequent to quarter-end, Covetrus announced, on April 1, 2020, the closing of its divestiture of scil animal care to Heska Corporation for $110 million or approximately $100 million net of deal-related fees and other transaction items. Covetrus used $45 million of the proceeds to pre-pay its remaining quarterly term loan principal amortization payments for 2020. Adjusting for these, the Company would have had approximately $259 million in cash and cash equivalents and $1.14 billion in term loan debt.

With additional cash outflows expected near-term tied to investing activities and intra-quarter working capital dynamics as well as the unknown impact from COVID-19, the Company is taking additional proactive actions to improve cash flow, including reducing capital expenditures and discretionary spending.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We’re bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine, with more than 5,500 employees, serving over 100,000 customers around the globe. Learn more at covetrus.com.

Exhibit 99.1

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties, including statements about preliminary financial information as of and for the first quarter ended 2020, the impact of COVID-19 on our business and the actions we may take in response thereto, including our ability to continue operations at our distribution centers and pharmacies, our ability to comply with the covenants under our debt arrangements, and other matters. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, including but not limited to, the completion of the quarterly close process in respect of the preliminary financial information included in this press release; the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; risks associated with our management transition; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transactions on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market; the impact of litigation; the impact of Brexit; and those additional risks and factors discussed, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 3, 2020 and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures

To aid investors and analysts with year-over-year comparability for the combined businesses of Animal Health and Vets First Choice as of February 7, 2019, Covetrus is including certain non-GAAP pro forma financial information that combines the stand-alone Animal Health and Vets First Choice financial information from January 1, 2019 through December 31, 2019. These non-GAAP pro forma results include a full period of Animal Health and Vets First Choice results and assess the impact of interest, depreciation and amortization, transaction costs, and other costs as if the spin-off and merger had occurred at the beginning of the period.

In addition to the financial information presented in accordance with U.S. generally accepted accounting principles, or GAAP, we are providing certain non-GAAP financial measures (discussed below). Management uses these measures in the management of our business and believes that they are useful to investors in evaluating our ongoing operating results and trends.

The following tables reconcile non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Covetrus management believes that these non-GAAP financial measures, including pro forma adjustments, provide useful additional information to investors regarding Covetrus’ results of operations as they provide another measure of Covetrus’ profitability and ability to service its debt, and are considered important to financial analysts covering Covetrus’ industry.

These non-GAAP financial measures have limitations as an analytic tool and should not be considered in isolation or as a substitute for income from operations, net income or any other measure of financial performance reported in accordance with GAAP. Covetrus’ non-GAAP measures may be calculated differently than similarly named measures reported by other companies. In addition, using non-GAAP measures may have limited value as they exclude certain items that may have a material impact on reported financial results and cash flows. When analyzing Covetrus’ performance, it is important to evaluate each adjustment in the reconciliation tables and use adjusted measures in addition to, and not as an alternative to, GAAP measures.

Non-GAAP Pro Forma Net Sales and Segment Net Sales (Unaudited)
Covetrus delivers software, technology-enabled services and products across the globe through three reportable segments: North America, Europe, and APAC & Emerging Markets.
Pro forma organic net sales growth is a non-GAAP measure that Covetrus uses to evaluate period-over-period financial performance. We believe this non-GAAP financial metric provides useful information about our operating results, enhances the overall understanding of past financial performance and future prospects and is a useful measure for period-to-period comparisons of our business. Pro forma organic net sales growth includes a full quarter of Vets First Choice in both periods, excludes the impact of foreign exchange fluctuations and M&A, which can impact year-over-year comparisons.

Exhibit 99.1

The following tables summarize non-GAAP pro forma net sales and non-GAAP pro forma organic net sales growth for Covetrus and each reportable segment:

Non-GAAP Pro Forma Net Sales (Unaudited)(a)

	Preliminary Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
(In millions)	Covetrus	Covetrus	Historical Vets First Choice (b)	Non-GAAP Pro Forma Combined
Net sales:	$1,065	$941	$24	$965
North America	550	497	24	521
Europe	422	361	—	361
APAC & Emerging Markets	95	86	—	86
Eliminations	(2)	(3)	—	(3)

(a) Numbers in tables may not foot or cross-foot due to rounding
(b) Historical Vets First Choice - 2019 - from January 1, 2019 to February 7, 2019

Non-GAAP Pro Forma Organic Net Sales Growth (Unaudited)(a)

	Three Months Ended March 31,
	2020	2019
(In millions)	Preliminary Covetrus	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	Non-GAAP Pro Forma Organic Net Sales Growth
Net sales:	$1,065	$965	10%	(2)%	3%	10%
North America	550	521	6%	—%	—%	6%
Europe	422	361	17%	(3)%	7%	13%
APAC & Emerging Markets	95	86	10%	(9)%	1%	20%
Eliminations	(2)	(3)

(a) Numbers in tables may not foot or cross-foot due to rounding

Exhibit 99.1

Non-GAAP EBITDA, Pro Forma EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA (Unaudited)

EBITDA, adjusted EBITDA, pro forma EBITDA, and pro forma adjusted EBITDA are non-GAAP financial measures used to (i) aid management and investors with year-over-year comparability, (ii) determine management performance under our compensation plans, (iii) plan and forecast, (iv) communicate our financial performance to our board of directors, shareholders, and investment analysts, and (v) understand our operating performance without regard to items we do not consider a component of our core ongoing operating performance. Such measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Our non-GAAP adjusted EBITDA adjustments include share-based compensation, transaction costs, formation of Covetrus expenses, separation programs and executive severance, carve-out operating expenses, IT infrastructure, goodwill impairment charges, strategic consulting, and other (income) expense items, net.
A quantitative reconciliation of non-GAAP adjusted EBITDA to net income (loss) attributable to Covetrus for the quarter ended March 31, 2020 is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to taxes, which are excluded from non-GAAP adjusted EBITDA. We expect the variability of this item to have a potentially unpredictable, and potentially significant, impact on future GAAP financial results. Accordingly, a table reconciling non-GAAP adjusted EBITDA to loss before taxes and equity in earnings of affiliate for the quarter ended March 31, 2020 is included below.

A reconciliation of EBITDA, adjusted EBITDA and income (loss) before taxes and equity in earnings of affiliate, the most directly comparable GAAP financial measure, is as follows:

Non-GAAP Adjusted EBITDA Reconciliation(a)
	Three Months Ended
	March 31, 2020
(In millions)	Estimated Range
Net loss before taxes and equity in earnings of affiliate	$(36)	$(35)
Plus: Depreciation and amortization	40	40
Plus: Interest expense, net	14	14
Earnings before interest, taxes, depreciation and amortization	18	19
Plus: Share-based compensation	9	9
Plus: Strategic consulting	4	4
Plus: Transaction costs	7	7
Plus: Formation of Covetrus	6	6
Plus: Separation programs and executive severance	1	1
Plus: IT infrastructure	1	1
Plus: Capital structure	1	1
Adjusted EBITDA	$47	$48
(a) Numbers in table may not foot or cross-foot due to rounding

Exhibit 99.1

A reconciliation of EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and net income (loss) attributable to Covetrus, the most directly comparable GAAP financial measure, is as follows:

Non-GAAP Pro Forma Adjusted EBITDA Reconciliation(a)
	Three Months Ended March 31, 2019
(In millions)	Covetrus	Vets First Choice (Jan. 1 to Feb. 7)	Spin-Off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net (loss) income attributable to Covetrus, Inc.	$(13)	$(9)	$(2)	$1	$(23)
Plus: Depreciation and amortization	30	2	—	9	41
Plus: Interest expense, net	10	1	3	—	14
Less: Income tax benefit	(4)	—	(1)	—	(5)
Earnings (loss) before interest, taxes, depreciation and amortization	23	(6)	—	10	27
Plus: Share-based compensation	15	—	—	(5)	10
Plus: Transaction costs	—	6	—	(6)	—
Plus: Formation of Covetrus	9	—	—	—	9
Plus: Carve-out operating expenses	5	—	—	—	5
Less: Other (income) expense items, net	—	(2)	—	1	(1)
Pro Forma Adjusted EBITDA	$52	$(2)	$—	$—	$50
(a) Numbers in table may not foot or cross-foot due to rounding

CONTACT

Nicholas Jansen | Investor Relations
nicholas.jansen@covetrus.com | (207) 550-8106

Kiní Schoop | Public Relations
kini.schoop@covetrus.com | (207) 550-8018